FORM 51-102F3
MATERIAL CHANGE REPORT

Item 1             Name and Address of Company

Gammon Lake Resources Inc.
1601 Lower Water Street, Summit Place
Suite 402
Halifax, Nova Scotia, B3J 3P6

Item 2             Date of Material Change

May 31, 2007

Item 3             News Release

The press release attached as Schedule A was released over Canada NewsWire on May 31, 2007

Item 4             Summary of Material Change

The material change is described in the press release attached as Schedule "A".

Item 5             Full Description of Material Change

The material change is described in the press release attached as Schedule "A".

Item 6             Reliance of subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable.

Item 7             Omitted Information

Not applicable.

Item 8             Executive Officer

Russell Barwick
Chief Executive Officer
Gammon Lake Resources Inc.
Tel: 902-468-0614

Item 9 Date of Report

May 31, 2007

Gammon Lake Resources Inc.
1601 Lower Water Street, Suite 402, Summit Place, PO Box 2067, Halifax, NS B3J 2Z1
Tel: 902-468-0614, Fax: 902-468-0631, Website: www.gammonlake.com
TSX: GAM / AMEX: GRS / BSX: GL7

PRESS RELEASE

Halifax, May 31, 2007

Gammon Lake Resources Inc. Confirms Continuous Operations at Ocampo

In response to recent Mexican media reports about the potential for mine production disruption at Gammon Lake’s Ocampo project arising from minor land permitting clarifications with government authorities, Gammon management wishes to assure shareholders that these discussions are regular and ongoing and have no impact on the Company’s operations at Ocampo.

Management of Gammon Lake would also like to stress that the Company has not experienced any interruptions of mining operations and continues to maintain its excellent relationship with the local community, and strong support from the Chihuahua State and Mexican Federal governments. In expression of their continued support for Gammon Lake, the Honourable Jose Reyes Baeza Terrazas, Governor of Chihuahua, and Ignacio Vega, Director of Mines of Chihuahua will be the Company’s honoured guests and speakers at the Gammon Golden Gala charity event which will take place at the Halifax World Trade & Convention Centre on July 7th, 2007.

About Gammon Lake

Gammon Lake Resources Inc. is a Nova Scotia based mid tier gold and silver producer with properties in Mexico. The Company’s flagship Ocampo Project achieved commercial production in January 2007. Gammon Lake remains 100% unhedged and is targeting an annual production run rate of 400,000 gold equivalent ounces (200,000 ounces of gold and 10-million ounces of silver) by the end of 2007 from the Company’s Ocampo and El Cubo Mines.

For further information please visit the Gammon Lake website at www.gammonlake.com or contact:

Russell C. Barwick	Glenn Hynes
Chief Executive Officer	Chief Financial Officer
Gammon Lake Resources Inc.	Gammon Lake Resources Inc.
902-468-0614	902-468-0614

Cautionary Statement

Cautionary Note to US Investors – The United State Securities and Exchange Commission permits US mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. This press release uses certain terms, such as "measured," "indicated," and "inferred" "resources," that the SEC guidelines strictly prohibit US registered companies from including in their filings with the SEC. US Investors are urged to consider closely the disclosure in Gammon Lake’s Annual Report on Form 40-F (File No. 001-31739), which may be secured from Gammon Lake, or from the SEC’s website at http://www.sec.gov/edgar.shtml.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian legislation. All statements other than statements of historical fact, included in this release, including, without limitation, statements regarding potential mineralization and reserves, exploration results, and future plans and objectives of Gammon Lake Resources, are forward-looking statements (or forward-looking information) that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Gammon Lake’s expectations include, among others, risks related to international operations, the actual results of current exploration activities, conclusions of economic evaluations and changes in project parameters as plans continue to be refined as well as future prices of gold and silver, as well as those factors discussed in the section entitled "Risk Factors" in Gammon Lake’s Form 40-F and Annual Information Form as filed with the United States Securities and Exchange Commission. Although Gammon Lake has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended.

There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Gammon Lake does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

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